Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

THORNBURG MORTGAGE, INC.

(Amended April 26, 2009)

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- iii -

AMENDED AND RESTATED

BYLAWS

OF

THORNBURG MORTGAGE, INC.

(Amended April 26, 2009)

ARTICLE I

SEAL

The Board of Directors may provide a suitable seal for the Corporation, which may be either facsimile or any other form of seal and shall remain in the custody of the Secretary. If the Board so provides, it shall be affixed to all certificates of the Corporation’s stock and to other instruments requiring a seal. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “Seal” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

ARTICLE II

STOCK

SECTION 1. Certificates. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him or her in the Corporation. Each certificate shall be signed by the Chairman of the Board, the President or any Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer.

The signatures may be either manual or facsimile signatures. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the Corporation, the name of the shareholder and the class of stock and number of shares represented by the certificate. If the Corporation has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such information. A summary of such information included in a registration statement permitted to become effective under the federal Securities Act of 1933, as amended, shall be an acceptable summary for the purposes of this Section. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the shareholder on request and without charge. A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under a plan, agreement or transaction as permitted by law.

SECTION 2. Lost Certificates. The Board of Directors may order a new certificate or certificates of stock to be issued in place of any certificates shown to have been lost, stolen or destroyed under such terms and conditions as may seem reasonable to it, or the Board of Directors may delegate such power to any officer or officers of the Corporation. When authorizing such issuance of a new certificate or certificates, the Board of Directors or such officer or officers may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it or they shall require and/or to give the Corporation a bond, with sufficient surety to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

SECTION 3. Transfer Agents and Registrars. The Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. The duties of transfer agent and registrar may be combined.

SECTION 4. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each shareholder and the number of shares of stock of each class which the shareholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent and/or registrar for the particular class of stock, or, if none, at the principal executive offices of the Corporation.

SECTION 5. Transfer of Stock. No transfers of shares of stock of the Corporation shall be made if (i) void ab initio pursuant to any Article of the Corporation’s Articles of Incorporation, or (ii) the Board of Directors, pursuant to such Article, shall have refused to transfer such shares; provided, however, that nothing contained in these Bylaws shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange (although any transferee in such transaction shall be subject to any provisions and limitations set forth in the Articles of Incorporation). Permitted transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by such Article of the Articles of Incorporation or by action of the Board of Directors thereunder, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 6. Fixing of Record Dates. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, may not be prior to the close of business on the day the record date is fixed nor, subject to Article III, Section 4, more than ninety (90) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment or postponement thereof, except when the meeting is adjourned or postponed to a date more than 120 days after the record date fixed for the original meeting, in which case a new record date shall be determined as set forth herein.

SECTION 7. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law or the Articles of Incorporation.

SECTION 8. Regulations; Book-Entry System. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws or the Articles of Incorporation, as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of the Corporation. Further, the Corporation may participate in one or more systems under which certificates for shares of stock are replaced by electronic book-entry pursuant to such rules, terms and conditions as the Board of Directors may approve and subject to applicable law, notwithstanding any provisions to the contrary set forth in this Article.

ARTICLE III

SHAREHOLDERS’ MEETINGS

SECTION 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held in each year at the principal office of the Corporation or at such other place in the United States as the Board of Directors may determine, at a time and date determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may lawfully be brought before the meeting.

SECTION 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, the Chairman of the Board of Directors, by a majority of the Board of Directors or the shareholders entitled to cast at least twenty five percent (25%) of all the votes which shareholders are entitled to cast at a particular meeting, upon written request to the Secretary. The request for a special meeting by shareholders shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the shareholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and upon payment of these costs to the Corporation, notify each shareholder entitled to notice of the meeting.

SECTION 3. Notices. Notice of the annual meeting and of any special meeting of shareholders shall, at least ten (10) days but not more than ninety (90) days prior to the date thereof, be given by mail, electronic transmission or any other means permitted by Maryland law, to each shareholder entitled to vote thereat and each other shareholder entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. A single notice shall be effective as to all shareholders who share an address, except to the extent that a shareholder at such address objects to such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article III, or the validity of any proceedings at any such meeting.

Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if, before or after the meeting, such shareholder delivers a waiver in writing or by electronic transmission, which is filed with the records of the shareholders’ meeting, or is present at the meeting in person or by proxy, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.

Every notice of an annual or a special meeting shall state the time of the meeting, the place of the meeting, if any, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and may vote at the meeting. Subject to Section 11(A) of this Article III, any business of the Corporation may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. If the meeting is a special meeting or if notice of the purpose of the meeting is required by law, the notice shall also state briefly the purpose or purposes thereof, and no business other than that specified in such notice and matters germane thereto shall be transacted at such meeting without further notice to shareholders not present in person or by proxy.

The Corporation may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 11(C)(ii) of this Article III) of such postponement or cancellation prior to the meeting.

SECTION 4. Quorum; Manner of Acting and Adjournment. At a meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all of the votes entitled to be cast at the meeting constitutes a quorum at any meeting of shareholders. Abstentions and broker non-votes shall be counted as shares represented at the meeting for purposes of determining a quorum.

If a quorum is not present, a meeting of shareholders convened on the date for which it was called may be adjourned from time to time without further notice by the chair of the meeting or a majority vote of the shareholders present in person or represented by proxy to a date not more than one hundred twenty (120) days after the original record date. Notice of an adjourned meeting is required if a new record date is fixed for the adjourned meeting. At any such adjourned meeting at which a quorum may be present, such business may be transacted as might have been transacted at the meeting as originally called.

Except as otherwise specified in the Articles of Incorporation or these Bylaws or provided by applicable law, a majority of all the votes cast at a meeting at which a quorum is present shall be sufficient to approve any matter which properly comes before the meeting. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a director.

The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 5. Organization. At every meeting of the shareholders, an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the President, the Vice Presidents in their order of rank and seniority, or a chair chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as chair of the meeting, and the Secretary or, in his or her absence, an assistant secretary, or in the absence of both Secretary and assistant secretaries, a person appointed by the chair of the meeting, shall act as secretary of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Corporation, their duly authorized proxies and other such individuals as the chair of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chair of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 6. Proxies. Any shareholder entitled to vote at a meeting of the shareholders may be represented and vote thereat by proxy, executed by such shareholder or by his or her duly authorized attorney in any manner permitted by law and filed with the Secretary or his or her designee at or before such meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy

SECTION 7. Voting. Each shareholder entitled to vote in accordance with the terms and provisions of the Articles of Incorporation and these Bylaws, except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to be voted that is held by such shareholder. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, but cumulative voting is not permitted. Upon the demand of any shareholder, the vote for directors and upon any question before the meeting shall be by ballot.

SECTION 8. [Intentionally Omitted]

SECTION 9. Action by Written Consent of Shareholders. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the shareholders, may be taken without a meeting if a unanimous consent setting forth the action so taken, shall be given in writing or by electronic transmission by all of the shareholders entitled to vote on the matter and filed in paper or electronic form with the records of shareholders meetings.

SECTION 10. Meeting by Conference Telephone. The Corporation may allow shareholders to participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

SECTION 11. Notice of Nominations and Other Shareholder Business.

(A) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders pursuant to the Corporation’s notice of meeting delivered pursuant to Section 3 of this Article III (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clause (ii) of this paragraph (A) of this Bylaw and who is a shareholder of record at the time such notice is delivered to the Corporation.

(ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of paragraph (A)(i) of this Bylaw, the shareholder must have given timely notice thereof in writing to the chair of the Board of Director’s Nominating/Corporate Governance Committee for nominations and to the Secretary of the Corporation for other business. To be timely, a shareholder’s notice shall be delivered to the appropriate person as specified in the preceding sentence at the principal executive offices of the Corporation at least one hundred twenty (120) days prior to the first anniversary of the date the Corporation’s proxy statement was released to shareholders in connection with the preceding year’s annual meeting for nominations and not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting for other business; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice of other business by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner and the length of time such shares have been held.

(B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 3 of this Article III. Nominations of persons for election to the Board of Directors and the proposal of other business may be made at a special meeting of shareholders pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a shareholder of record at the time such notice is delivered to the Corporation. Nominations by shareholders of persons for election to the Board of Directors and the proposal of other business may be made at such a special meeting of shareholders if the shareholder’s notice required by paragraph (A)(ii) of this Bylaw shall be delivered to the principal executive offices of the Corporation as set forth in paragraph (A)(ii) of this Bylaw not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date and purpose of the special meeting.

(C) General.

(i) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to be elected to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw, and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 12. Inspectors. The Board of Directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to conduct the election or vote with fairness to all shareholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ARTICLE IV

DIRECTORS

SECTION 1. Number and Class.

(A) The affairs of the Corporation shall be under the direction of the Board of Directors, which shall be divided into three classes, designated Classes I, II and III, with the number of directors in each class to be divided as nearly equal in number as possible. The terms of the directors shall be staggered to provide for the election at the annual meeting of shareholders of one class each year for a three-year term.

(B) The number of directors comprising the Board of Directors shall be fixed from time to time by vote of the Board of Directors; provided, however, that the number of directors shall not exceed twelve (12) except as permitted by law and the Articles of Incorporation of the Corporation, and provided further that the tenure of office of a director shall not be affected by any decrease or increase in the number of directors so made by the Board of Directors.

SECTION 2. Power. All the powers of the Corporation are vested in and shall be exercised by or under the authority of the Board of Directors except as otherwise prescribed by law, by the Articles of Incorporation or by these Bylaws. If the entire Board of Directors should become vacant, any shareholder may call a special meeting and directors for the unexpired term may be elected at the said special meeting in the same manner as provided for their election at annual meetings.

SECTION 3. Vacancies. Any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of directors may, subject to the provisions of Section 5 of this Article IV, be filled by a majority of the remaining members of the Board of Directors, although such majority of the remaining members of the Board of Directors is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. If the shareholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series.

SECTION 4. Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

SECTION 5. Removal. Unless otherwise provided by law or the Articles of Incorporation, the shareholders may, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors, remove any director or directors from office for cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

SECTION 6. Committees of the Board. The Board of Directors may appoint from among its members an executive committee and other committees comprised of one (1) or more directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect directors, declare dividends or distributions on stock, recommend to the shareholders any action which requires shareholder approval, amend the Articles of Incorporation, amend or repeal these Bylaws, approve any merger or share exchange which does not require shareholder approval, declare bankruptcy or file a petition for bankruptcy, reorganization, insolvency, dissolution or liquidation under any federal or state bankruptcy, reorganization, insolvency, dissolution, liquidation or other similar laws, or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of the stock subject to classification or reclassification and the terms on which any stock may be issued.

Notice of committee meetings shall be given in the same manner as notice for meetings of the Board of Directors.

One-third ( 1/3), but not less than two (2), of the members of any committee shall be present at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chair of any committee, and such chair or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members.

Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

SECTION 7. Meetings of Directors. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland or by remote communication as the Board may from time to time determine or as shall be specified in the notice of such meeting.

Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means constitutes presence in person at a meeting.

Special meetings of the Board of Directors may be called at any time by two (2) or more directors or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee, or by the Chairman of the Board or the President. Special meetings may be held at such place in or out of the State of Maryland or by means of remote communication as may be designated from time to time by the Board of Directors or as shall be specified in the notice of such meeting.

Notice of the place and time of every meeting of the Board of Directors shall be delivered to each director, at least twenty-four (24) hours before the time at which such meeting is to be held, personally or by telephone, telegraph, overnight courier, facsimile or other electronic transmission, or by leaving the same at his or her residence or usual place of business, or at least four (4) days before the day on which such meeting is to be held, if by first-class U.S. mail. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail addressed to the director at his or her post office address as it appears on the records of the Corporation, with postage thereon paid. A person who is entitled to the notice waives notice if the person before or after the meeting delivers a written waiver or a waiver by electronic transmission which is filed with the records of the meeting, or is present at the meeting.

SECTION 8. Action by Written Consent of Directors. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting if a unanimous consent setting forth the action so taken is given in writing or by electronic transmission by each member of the Board or committee, and is filed in paper or electronic form with the minutes of proceeding of the Board or committee.

SECTION 9. Quorum and Voting. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, the Corporation’s Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 10. Organization. The Chairman of the Board shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his or her absence or inability to act, another director chosen by a majority of the directors present, shall act as chair of the meeting and preside thereat. The Secretary (or, in his or her absence or inability to act, any person appointed by the chair of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

SECTION 11. Compensation of Directors. Directors shall receive for their services a fixed sum and expenses of attendance for attendance at each regular or special meeting of the Board of Directors, or of any committee thereof or both, and may receive incentive compensation as set forth in any incentive compensation plan approved by the Board of Directors, as determined from time to time by the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12. Investment Policies and Restrictions. The Board of Directors shall approve the investment policies of the Corporation. The investment policies and compliance therewith shall be reviewed by the Board of Directors at least annually to determine that the policies then being followed by the Corporation are in the best interest of the shareholders of the Corporation. Each such determination and the basis therefor shall be set forth in the minutes of the meeting of the Board of Directors.

SECTION 13. Management Arrangements. The Board of Directors may delegate the duty of management of the assets and the administration of the Corporation’s day-to-day operations to a Manager pursuant to a written contract or contracts, or any renewal thereof, which have been approved by a majority of the Board of Directors.

The Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Each contract for the services of a Manager entered into by the Board of Directors shall have a term of no more than ten (10) years, renewable at or prior to expiration of the contract. Each contract shall be terminable without cause by the Corporation or a majority vote of the Corporation’s shareholders entitled to vote on such matter, upon sixty (60) days written notice and shall be terminable with cause by the Corporation upon sixty (60) days written notice.

The Board of Directors, at least annually, shall determine that the compensation paid to the Manager pursuant to any written contract is reasonable in relation to the nature and quality of services performed and shall review and evaluate the performance of the Manager to determine that the provisions of any written contract are being carried out. Each such determination shall be based upon the following factors and all other factors the Board of Directors may deem relevant and the findings of the Board of Directors on each of such factors shall be recorded in the minutes of the Board of Directors.

(a) the size of the management fee in relation to the size, composition and profitability of the investment portfolio of the Corporation;

(b) the success of the Manager in generating opportunities that meet the investment objectives of the Corporation;

(c) if available, the fees charged by advisors performing similar services to other REITs and investors which are externally managed, and the profitability, dividend yield and operating expense ratios of the Company in comparison to those of other REITs and entities performing similar functions which are internally managed;

(d) additional revenues realized by the Manager and its Affiliates through their relationship with the Corporation, if any, whether paid by the Corporation or by others with whom the Corporation does business;

(e) the quality and extent of service and advice furnished to the Corporation;

(f) the performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

(g) the quality of the investment portfolio of the Corporation.

SECTION 14. Advisory Board. The Board of Directors may by resolution appoint an advisory board whose members shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory board members shall not have the authority to vote on the transaction of business by the Board of Directors.

ARTICLE V

OFFICERS

SECTION 1. Officers. The officers of the Corporation shall be a President, a Treasurer and a Secretary, and may include a Chairman of the Board and Chief Financial Officer, who shall each be appointed by the Board of Directors to serve until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal in the manner hereinafter provided. The Board of Directors or the President may from time to time appoint such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more Vice Presidents in varying orders of rank and seniority, a controller, one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors or the President may from time to time determine not inconsistent with these Bylaws. The same person may hold any two or more offices except those of President and Vice President.

SECTION 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors at which he or she is present. Unless otherwise specified by the Board of Directors, the Chairman of the Board shall perform the duties customarily performed by a chairman of the board, and shall perform such other duties as may from time to time be assigned by the Board of Directors.

SECTION 3. President. The President shall also be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation and shall perform the duties customarily performed by chief executive officers. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may from time to time be assigned by the Board of Directors.

SECTION 4. Vice-Presidents. In the absence of the President or in event of his or her death, inability or refusal to act, any Vice President shall perform the duties and exercise all the powers of, and be subject to all the restrictions upon, the President. Any Vice President shall perform such other duties as may from time to time be assigned by the President or the Board of Directors.

SECTION 5. Chief Financial Officer. The Chief Financial Officer shall supervise and control the maintenance of the Corporation’s financial records and systems, and the preparation of the Corporation’s financial statements and, in general, perform such other duties as may from time to time be assigned by the Chief Executive Officer, the President or the Board of Directors.

SECTION 6. Secretary. The Secretary shall keep the minutes of the shareholders’ and of the directors’ meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required, be custodian of the corporate records and of the seal of the Corporation and, in general, perform all duties incident to the office of secretary and such other duties as may from time to time be assigned by the President or the Board of Directors.

SECTION 7. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws and in general perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned by the President or the Board of Directors. In the absence of an appointment of a Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the Company.

SECTION 8. Other Officers. The other officers of the Corporation shall perform such duties as the President may from time to time assign to them.

SECTION 9. Removal. Any officer appointed by the Board of Directors may be removed, either for or without cause, at any time upon the vote of a majority of the Board of Directors. Any other officer or employee of the Corporation may be removed or dismissed at any time by the President.

SECTION 10. Resignation. Any officer or agent may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the President, if the President has the power to fill such office pursuant to Section 1 of this Article V.

SECTION 12. Compensation. The compensation, if any, of the officers elected by the Board of Directors may be fixed from time to time by the Board of Directors or by such officer as may be designated by the Board. The compensation, if any, of any officers, employees and other agents appointed by the President may be fixed from time to time by the Board of Directors or the President. No officer shall be prevented from receiving any salary or other compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VI

SIGNATURES

SECTION 1. Negotiable Instruments. All checks, drafts or notes of the Corporation shall be signed and/or countersigned by such officer, officers, agent or agents of the Corporation as may be so designated from time to time by the Board of Directors of the Corporation.

SECTION 2. Stock Transfer. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President or any Vice-President or by such officer as the Board of Directors may designate.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall end on the last day of each year.

ARTICLE VIII

INDEMNIFICATION

SECTION 1. Procedure. Any indemnification to which a director or officer is entitled pursuant to law, or any reimbursement or payment of reasonable expenses in advance of the final disposition of any proceeding to which a director or officer is entitled to indemnification pursuant to law, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within sixty (60) days. The Indemnified Party’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received (i) a written undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation as specified by law has been met.

SECTION 2. Exclusivity, Etc. The indemnification and advance of expenses provided by the Articles of Incorporation and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law, agreement, vote of shareholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Articles of Incorporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force. The Corporation shall not be liable for any payment under this Bylaw in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder.

SECTION 3. Severability; Definitions. The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase “this Bylaw” in this Article VIII means this Article VIII in its entirety.

ARTICLE IX

AMENDMENTS

SECTION 1. General Amendments. These Bylaws, except as otherwise provided in Section 2 of this Article IX, may be amended, added to, rescinded or repealed either: (1) by the vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast at any duly organized annual or special meeting of shareholders; or (2) with respect to those matters which are not by law reserved exclusively to the shareholders, by vote of a majority of the Board of Directors.

SECTION 2. Classified Board Amendments. A vote of the shareholders entitled to cast at least two-thirds ( 2/3) of all the votes entitled to be cast by shareholders at any duly organized annual or special meeting of shareholders or a vote of a majority of the Board of Directors is required to amend, alter, change, repeal or adopt any provisions that would be inconsistent with Article IV, Section 1 of these Bylaws.

ARTICLE X

MISCELLANEOUS

SECTION 1. Control Share Acquisition Act. Notwithstanding any other provision of the Articles of Incorporation of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition of shares of stock of the Corporation.